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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          WOMEN FIRST HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                                  13-3919601
          (State of Incorporation)                       (I.R.S. Employer
                                                        Identification No.)

       12220 EL CAMINO REAL, SUITE 400                         92130
            SAN DIEGO, CALIFORNIA                           (Zip Code)
            (Address of Principal
             Executive Offices)

        If this form relates to the                   If this form relates to the
        registration of a class of securities         registration of a class of securities
        pursuant to Section 12(b) of the              pursuant to Section 12(g) of the
        Exchange Act and is effective                 Exchange Act and is effective
        pursuant to General Instruction               pursuant to General Instruction
        A.(c), please check the following             A.(d), please check the following
        box. [ ]                                      box. [X]

        Securities Act registration statement file number to which this form relates: 333-74367

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
          -------------------                  ------------------------------


                 None                                          None



        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock, par value $.001 per share, of Women First HealthCare, Inc., a Delaware corporation (the "Company") meeting the requirements of this item appears under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (File No. 333-74367) filed with the Securities and Exchange Commission (the "Commission") on March 12, 1999, as amended by Amendment No. 1 filed with the Commission on May 24, 1999, Amendment No. 2 filed with the Commission on June 2, 1999, Amendment No. 3 filed with the Commission on June 3, 1999, and Amendment No. 4 filed with the Commission on June 24, 1999, and any prospectus filed with the Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), and is incorporated herein by reference.

Item 2. Exhibits.


    3.1     Third Amended and Restated Certificate of Incorporation of Women
            First HealthCare, Inc. (1)

    3.2     Form of Fourth Amended and Restated Certificate of Incorporation of
            Women First HealthCare, Inc. (1)

    3.3     Amended and Restated Bylaws of Women First HealthCare, Inc. (1)

    3.4     Form of Second Amended and Restated Bylaws of Women First
            HealthCare, Inc. (1)

    4.1     Form of Specimen Common Stock Certificate (1)

               (1) Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-1 (File No. 333-74367).

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                                    SIGNATURE



        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 24, 1999

                                        WOMEN FIRST HEALTHCARE, INC.



                                        By:  /s/ DAVID F. HALE
                                           -------------------------------------
                                                     David F. Hale
                                           President and Chief Executive Officer